Exhibit 99.1

News Release

PS Business Parks, Inc.

701 Western Avenue

Glendale, CA 91201-2349

psbusinessparks.com

For Release:	Immediately
Date:	April 30, 2019
Contact:	Jeff Hedges
(818) 244-8080, Ext. 1649

PS Business Parks, Inc. Reports Results for the Quarter Ended March 31, 2019

GLENDALE, California—PS Business Parks, Inc. (NYSE:PSB) reported operating results for the three months ended March 31, 2019.

Operating Results for the Three Months Ended March 31, 2019

Net income allocable to common shareholders was $26.3 million, or $0.96 per diluted common share, for the three months ended March 31, 2019, a decrease of $19.7 million, or 42.8%, from $46.0 million, or $1.69 per diluted common share, for the same period in 2018. The decrease was mainly due to the gain on sale of a real estate facility sold during the first quarter of 2018 that did not recur in the first quarter of 2019, partially offset by an increase in net operating income (“NOI”) with respect to our real estate facilities. The increase in NOI includes a $3.0 million, or 4.3%, increase attributable to our Same Park facilities driven by an increase in rental rates and occupancy, combined with increased NOI from our Non-Same Park and multifamily assets, partially offset by reduced NOI generated from facilities sold in 2018.

Funds from Operations (“FFO”), Core FFO and Funds Available for Distribution (“FAD”)

FFO increased 5.2% during the three months ended March 31, 2019 compared to the same period in 2018, increasing to $1.67 per share from $1.59 per share in the prior period. FFO is a non-GAAP (generally accepted accounting principles) measure defined by the National Association of Real Estate Investment Trusts and generally represents GAAP net income before real estate depreciation and amortization expense, gains or losses on sales of operating properties and land and impairment charges on real estate assets.

Core FFO per share was exactly equal to FFO per share for the three months ended March 31, 2019 and 2018. Core FFO is also a non-GAAP measure that represents FFO excluding the impact of (i) charges related to the redemption of preferred stock and (ii) nonrecurring income or expense items.

FAD was $46.2 million for the three months ended March 31, 2019, as compared to $43.9 million for the same period in 2018, an increase of 5.3%. FAD is a non-GAAP measure that represents Core FFO adjusted to (a) deduct recurring capital improvements that maintain our real estate condition, tenant improvements and lease commissions and (b) eliminate certain non-cash income or expenses such as straight-line rent and stock compensation expense.

FFO, Core FFO and FAD are not substitutes for GAAP net income. Other real estate investment trusts (“REITs”) may compute these measures differently; and, in the case of Core FFO and FAD, other REITs may not use the same methodology which could inhibit comparability. We believe our presentations of FFO, Core FFO and FAD assist investors and analysts in analyzing and comparing our operating and financial performance between reporting periods.

Property Operations–Same Park Portfolio

We believe that evaluation of our Same Park portfolio, defined as all properties owned and operated as of March 31, 2019 that were acquired prior to January 1, 2017, provides an informative view of how the Company’s portfolio has performed over comparable periods. As of March 31, 2019, our Same Park facilities constitute 27.1 million rentable square feet, or 96.1% of the 28.2 million rentable square feet in the Company’s total portfolio, and excludes our 95.0% interest in our 395-unit multifamily property.

The following table presents the unaudited operating results of the Company’s Same Park facilities for the three months ended March 31, 2019 and 2018 (in thousands, except per square foot amounts):

	For the Three Months
	Ended March 31,
	2019	2018	Change
Rental income	$102,846	$98,630	4.3%
Adjusted cost of operations (1)
Property taxes	10,702	10,224	4.7%
Utilities	5,844	5,851	(0.1%)
Repairs and maintenance	6,247	6,112	2.2%
Snow removal	1,316	812	62.1%
Other expenses	6,962	6,839	1.8%

Total	31,071	29,838	4.1%

NOI (1) (2)	$71,775	$68,792	4.3%

Selected Statistical Data
NOI margin (3)	69.8%	69.7%	0.1%
Weighted average square foot occupancy	94.5%	94.2%	0.3%
Annualized revenue per occupied square foot (4)	$16.04	$15.43	4.0%
Revenue per available foot (RevPAF) (5)	$15.16	$14.54	4.3%

(1)

Adjusted cost of operations, as presented above, excludes stock compensation expense for employees whose compensation expense is recorded in cost of operations, which can vary significantly period to period based upon the performance of the Company. Beginning January 1, 2019, the Company has recorded our divisional vice presidents’ compensation costs within general and administrative expense as we determined that the nature of these individuals’ responsibilities is more consistent with corporate oversight as opposed to direct property operations. As a result of this change, we have reclassified divisional vice presidents’ compensation costs totaling $385,000 for the three months ended March 31, 2018 from adjusted cost of operations into general and administrative expenses in order to conform to the current period presentation. Non-cash compensation expense for our divisional vice presidents, which totaled $159,000 for the three months ended March 31, 2018, had previously been excluded from adjusted cost of operations.

(2)

We utilize NOI, a non-GAAP financial measure, to evaluate the operating performance of our business parks. We define NOI as rental income less adjusted cost of operations. We believe NOI assists investors in analyzing the performance and value of our business parks by excluding (i) corporate overhead (i.e., general and administrative expenses) because it does not relate to the results of our business parks, (ii) depreciation and amortization expense because it does not accurately reflect changes in the fair value of our business parks and (iii) stock compensation expense because this expense item can vary significantly from period to period and thus impact comparability across periods.

(3)	NOI margin is computed by dividing NOI by rental income.
(4)

Revenue per occupied square foot is computed by dividing rental income during the period by weighted average occupied square feet during the same period. For the three month periods ending March 31, 2019 and 2018, rental income amounts have been annualized.

(5)

Revenue per available foot is computed by dividing rental income during the period by weighted average available square feet during the same period. For the three month periods ending March 31, 2019 and 2018, rental income amounts have been annualized.

The following table summarizes unaudited selected quarterly financial data with respect to the Same Park facilities (in thousands, except per square foot amounts):

	For the Three Months Ended
	March 31	June 30	September 30	December 31
Rental income
2019	$102,846	$—	$—	$—
2018	$98,630	$98,469	$99,066	$99,132

Adjusted cost of operations (1)
2019	$31,071	$—	$—	$—
2018	$29,838	$28,718	$28,715	$27,716

Weighted average square foot occupancy
2019	94.5%	—	—	—
2018	94.2%	94.3%	94.8%	95.1%

Annualized revenue per occupied square foot
2019	$16.04	$—	$—	$—
2018	$15.43	$15.40	$15.41	$15.36

RevPAF
2019	$15.16	$—	$—	$—
2018	$14.54	$14.52	$14.61	$14.62

(1)

Beginning January 1, 2019, the Company has recorded our divisional vice presidents’ compensation costs within general and administrative expense as we determined that the nature of these individuals’ responsibilities is more consistent with corporate oversight as opposed to direct property operations. To conform to current period presentation, we have reclassified divisional vice presidents’ compensation costs totaling $385,000, $305,000, $294,000 and $294,000 for each of the three months ended March 31, 2018, June 30, 2018, September 30, 2018 and December 31, 2018, respectively, from adjusted cost of operations into general and administrative expenses. Non-cash compensation expense for our divisional vice presidents had previously been excluded from adjusted cost of operations.

Property Acquisition

Subsequent to March 31, 2019, we acquired a multi-tenant industrial park comprised of approximately 74,000 rentable square feet in Signal Hill, California, for a total purchase price of $13.8 million. The portfolio consists of eight buildings and was 98.4% occupied as of the date of the acquisition. The eight buildings are located in the Signal Hill industrial submarket where we already own five industrial parks totaling 268,000 square feet.

Distributions Declared

On April 23, 2019, the Board of Directors declared a quarterly dividend of $1.05 per common share. Distributions were also declared on the various series of depositary shares, each representing 1/1,000 of a share of preferred stock. Distributions are payable on June 27, 2019 to shareholders of record on June 12, 2019.

Company Information

PS Business Parks, Inc., a member of the S&P MidCap 400, is a REIT that acquires, develops, owns and operates commercial properties, primarily multi-tenant industrial, flex and office space. As of April 30, 2019, the Company wholly owned 28.3 million rentable square feet with approximately 5,100 commercial customers in six states and held a 95.0% interest in a 395-unit apartment complex.

Forward-Looking Statements

When used within this press release, the words “may,” “believes,” “anticipates,” “plans,” “expects,” “seeks,” “estimates,” “intends” and similar expressions are intended to identify “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results and performance of the Company to be materially different from those expressed or implied in the forward-looking statements. Such factors include the impact of competition from new and existing commercial facilities which could impact rents and occupancy levels at the Company’s facilities; the Company’s ability to evaluate, finance and integrate acquired and developed properties into the Company’s existing operations; the Company’s ability to effectively compete in the markets that it does business in; the impact of the regulatory environment as well as national, state and local laws and regulations including, without limitation, those governing REITs; the impact of general economic conditions upon rental rates and occupancy levels at the Company’s facilities; the availability of permanent capital at attractive rates, the outlook and actions of rating agencies and risks detailed from time to time in the Company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

Additional information about PS Business Parks, Inc., including more financial analysis of the first quarter operating results, is available on the Company’s website at psbusinessparks.com.

A conference call is scheduled for Wednesday, May 1, 2019, at 10:00 a.m. PDT (1:00 p.m. EDT) to discuss first quarter results. The toll free number is (877) 876-9173; the conference ID is PSBQ119. The call will also be available via a live webcast on the Company’s website. A replay of the conference call will be available through May 15, 2019 at (800) 753-8591, as well as via webcast on the Company’s website.

Additional financial data attached.

PS BUSINESS PARKS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	March 31,	December 31,
	2019	2018
	(Unaudited)
ASSETS

Cash and cash equivalents	$39,356	$37,379

Real estate facilities, at cost
Land	816,656	816,656
Buildings and improvements	2,382,274	2,374,943

	3,198,930	3,191,599
Accumulated depreciation	(1,265,133)	(1,241,116)

	1,933,797	1,950,483
Land and building held for development	31,273	30,848

	1,965,070	1,981,331
Rent receivable, net	3,428	1,403
Deferred rent receivable, net	33,953	33,308
Other assets	14,812	15,173

Total assets	$2,056,619	$2,068,594

LIABILITIES AND EQUITY

Accrued and other liabilities	$80,344	$85,141

Total liabilities	80,344	85,141
Commitments and contingencies
Equity
PS Business Parks, Inc.’s shareholders’ equity
Preferred stock, $0.01 par value, 50,000,000 shares authorized, 38,390 shares issued and outstanding at March 31, 2019 and December 31, 2018	959,750	959,750
Common stock, $0.01 par value, 100,000,000 shares authorized, 27,417,909 and 27,362,101 shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively	274	274
Paid-in capital	732,955	736,131
Accumulated earnings	67,059	69,207

Total PS Business Parks, Inc.’s shareholders’ equity	1,760,038	1,765,362
Noncontrolling interests	216,237	218,091

Total equity	1,976,275	1,983,453

Total liabilities and equity	$2,056,619	$2,068,594

PS BUSINESS PARKS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	For The Three Months
	Ended March 31,
	2019	2018

Rental income	$107,825	$103,759

Expenses
Cost of operations (1)	33,593	32,456
Depreciation and amortization	24,875	23,882
General and administrative (1)	3,233	2,850

Total operating expenses	61,701	59,188

Interest and other income	618	284
Interest and other expense	(167)	(165)
Gain on sale of real estate facility	—	26,835

Net income	46,575	71,525
Allocation to noncontrolling interests	(7,027)	(11,900)

Net income allocable to PS Business Parks, Inc.	39,548	59,625
Allocation to preferred shareholders	(12,959)	(13,003)
Allocation to restricted stock unit holders	(268)	(574)

Net income allocable to common shareholders	$26,321	$46,048

Net income per common share
Basic	$0.96	$1.69
Diluted	$0.96	$1.69

Weighted average common shares outstanding
Basic	27,373	27,267
Diluted	27,479	27,318

(1)

We have reclassified our divisional vice presidents’ compensation costs totaling $544,000 for the three months ended March 31, 2018, consisting of $385,000 of compensation costs and $159,000 of stock compensation expense, from cost of operations into general and administrative expenses on our consolidated statements of income in the three months ended March 31, 2018 in order to conform to the current period presentation.

PS BUSINESS PARKS, INC.

Computation of Funds from Operations (“FFO”) and Funds Available for Distribution (“FAD”)

(In thousands, except per share amounts)

(Unaudited)

	For The Three Months
	Ended March 31,
	2019	2018

Net income allocable to common shareholders	$26,321	$46,048
Adjustments
Gain on sale of real estate facility	—	(26,835)
Depreciation and amortization expense	24,875	23,882
Net income allocated to noncontrolling interests	7,027	11,900
Net income allocated to restricted stock unit holders	268	574
FFO (income) loss allocated to joint venture partner	(29)	13

FFO allocable to common and dilutive shares (1)	$58,462	$55,582

Core FFO allocable to common and dilutive shares (1)	$58,462	$55,582
Adjustments
Recurring capital improvements	(1,180)	(1,131)
Tenant improvements	(3,551)	(3,940)
Lease commissions	(1,956)	(1,939)
Straight-line rent	(657)	(735)
In-place lease adjustment	21	7
Tenant improvement reimbursement amortization, net of lease incentive amortization	(379)	(515)
Non-cash stock compensation expense	971	1,110
Cash paid for taxes in lieu of shares upon vesting of restricted stock units	(5,494)	(4,529)

FAD allocable to common and dilutive shares (2)	$46,237	$43,910

Distributions to common shareholders, partnership unit holders and restricted stock unit holders	$36,676	$29,676
Distribution payout ratio	79.3%	67.6%

Reconciliation of Earnings per Share to FFO per Share
Net income per common share—diluted	$0.96	$1.69
Gain on sale of real estate facility	—	(0.77)
Depreciation and amortization expense	0.71	0.67

FFO per share (1)	$1.67	$1.59

Weighted average outstanding:
Common shares	27,373	27,267
Operating partnership units	7,305	7,305
Restricted stock units	140	246
Common share equivalents	106	51

Total common and dilutive shares	34,924	34,869

(1)

FFO and Core FFO are defined above. For the three months ended March 31, 2019 and 2018, Core FFO was exactly equal to FFO as the Company did not incur any preferred share redemption charges or nonrecurring income or expenses in either period.

(2)	FAD is defined above.

PS BUSINESS PARKS, INC.

Reconciliation of Selected non-GAAP Measures to Analogous GAAP Measures

(Unaudited, in thousands)

	For the Three Months
	Ended March 31,
	2019	2018	Change

Rental income
Same Park	$102,846	$98,630	4.3%
Non-Same Park	2,481	—	100.0%
Multifamily	2,498	1,424	75.4%
Assets sold	—	3,705	(100.0%)

Total rental income	107,825	103,759	3.9%

Cost of operations (1)
Same Park	31,071	29,838	4.1%
Non-Same Park	1,145	—	100.0%
Multifamily	1,071	997	7.4%
Assets sold	—	1,248	(100.0%)
Stock compensation expense (2)	306	373	(18.0%)

Total cost of operations	33,593	32,456	3.5%

Net operating income (1)
Same Park	71,775	68,792	4.3%
Non-Same Park	1,336	—	100.0%
Multifamily	1,427	427	234.2%
Assets sold	—	2,457	(100.0%)
Stock compensation expense (2)	(306)	(373)	(18.0%)
Depreciation and amortization expense	(24,875)	(23,882)	4.2%
General and administrative expense (1)	(3,233)	(2,850)	13.4%
Interest and other income	618	284	117.6%
Interest and other expense	(167)	(165)	1.2%
Gain on sale of real estate facility	—	26,835	(100.0%)

Net income	$46,575	$71,525	(34.9%)

(1)

We have reclassified our divisional vice presidents’ compensation costs totaling $544,000 for the three months ended March 31, 2018 from cost of operations into general and administrative expenses on our consolidated statements of income in the three months ended March 31, 2018 in order to conform to the current period presentation. Of this amount, $159,000 of stock compensation expense had previously been excluded from NOI.

(2)

Stock compensation expense, as shown here, represents stock compensation expense for employees whose compensation expense is recorded in cost of operations. Note that stock compensation expense attributable to our executive management team (including divisional vice presidents) and other corporate employees is recorded within general and administrative expense.